Exhibit 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated June 22, 2001 on our reviews of the interim financial information of Apollo Group, Inc. (the “Company”) and University of Phoenix Online as of and for the period ended May 31, 2001 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company’s Registration Statements on Form S-8 (Nos. 333-46834, 33-87844, 33-88982, 33-88984, and 33-63429).

Very truly yours,

Phoenix, Arizona
July 12, 2001